UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 23, 2014
BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)
OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 North Broadway, Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2014, the Board of Directors of BancFirst Corporation (the “Company”) approved the adoption of an Amended and Restated BancFirst Corporation Stock Option Plan (“the Stock Option Plan”), which reflects certain amendments to the Company’s Twelfth Amended and Restated BancFirst Corporation Stock Option Plan. The amendment to the Stock Option Plan was to require that any decrease to the Option Exercise Price of any option exercise agreements, by cancellation and substitution of options or otherwise, must have stockholder approval.

The amended Plan is filed herewith as Exhibit 10.1.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Thirteenth Amended and Restated BancFirst Corporation Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION

(Registrant)

Date October 28, 2014

/s/ Randy Foraker

Randy Foraker

Executive Vice President

Interim Chief Financial Officer

(Principal Financial and Accounting Officer)